Exhibit 99.1
Triple-S Management Corporation
1441 F.D. Roosevelt Ave.
San Juan, PR 00920
www.triplesmanagement.com
FOR FURTHER INFORMATION:

AT THE COMPANY:	INVESTOR RELATIONS:
Juan-José Román	Kathy Waller
Finance Vice President & CFO	AllWays Communicate, LLC
(787) 749-4949	(312) 543-6708
Triple-S Management Corporation Reports Third Quarter 2010 Results
SAN JUAN, Puerto Rico, November 3, 2010 — Triple-S Management Corporation (NYSE:GTS), one of the leading managed care companies in Puerto Rico, today announced consolidated revenues of $524.4 million and operating income of $23.9 million for the three months ended September 30, 2010. Net income of $20.5 million, or $0.70 per diluted share, includes an after tax net gain of $3.6 million, or $0.12 per share, related to net realized and unrealized gains and losses on investments and derivatives.
September — Quarter Consolidated Highlights
•	Total consolidated operating revenues rose 4.1% year over year, to $519.5 million;

•	Operating income was $23.9 million, up 55.2% over 2009;

•	Excluding net realized and unrealized gains and losses on investments and derivatives, which are included within other income, net income was $16.9 million, or $0.58 per diluted share, up 43% over 2009;

•	Consolidated loss ratio was 84.9% and the medical loss ratio (MLR) was 89.0%;

•	Commercial fully-insured member months enrollment rose 3.0%.
“In the third quarter, I am pleased to report that our managed care membership was steady and we reduced our MLR in the Commercial business, allowing us to deliver more than 50% growth in operating income,” said Ramón M. Ruiz-Comas, President and Chief Executive Officer. “While we were certainly disappointed that Triple-S was not selected by the Puerto Rican government for any new awards under the Medicaid program, we lost the business solely on price and remain convinced that we could not have serviced the business profitably at the prices the government expected. In retrospect, we believe their decision will provide us the opportunity to focus our efforts on our Medicare and Commercial businesses, which we feel have the greatest upside potential.”
Ruiz-Comas concluded, “A key component of our ongoing strategy will be to identify appropriate acquisitions. Since losing the Medicaid business, we have stepped up our efforts in order to replace those revenues and continue to proactively evaluate opportunities. In addition, we are focused on driving organic growth with new marketing initiatives and an expanded agent network, as well as lowering our MLR, which will lead to further margin improvement.”

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Selected Quarterly Details
•	Pro Forma Net Income Rose to $16.9 million, or $0.58 Per Diluted Share. Weighted average shares outstanding were 29.3 million. This compares with adjusted net income of $11.8 million, or $0.40 per diluted share, in the corresponding quarter of 2009, based on weighted average shares outstanding of 29.4 million.

•	Consolidated Premiums Increased 4.2%. Consolidated premiums were $496.5 million, up 4.2% from a year ago, principally due to increased volume and higher rates in the Managed Care business. Reported Managed Care net premiums increased to $446.4 million, driven by a 9.1% year-over-year rise in Commercial premiums. The increase resulted primarily from growth in Commercial membership as well as higher premium rates across all businesses.

•	Consolidated Administrative Service Fees Rose 4.1%. Consolidated administrative service fees increased $0.4 million, to $10.2 million.

•	Stable Managed Care Membership. Fully insured Commercial membership was 491,535, up 1.9% from the prior year. Medicaid fully insured membership rose 1.7%, to 344,773, while Medicare membership declined 7.4%, to 64,190.

•	Consolidated Loss Ratio Fell 170 Basis Points. Consolidated claims incurred were $421.5 million, 2.2% above a year ago, principally due to the higher claims in the Managed Care segment related to increased volume and the expenses associated with exiting the Medicaid business. The consolidated loss ratio decreased by 170 basis points, to 84.9%, reflecting a lower MLR in our Managed Care segment.

•	Managed Care MLR Improved 130 Basis Points Year Over Year, to 89.0%. The year-over-year improvement was driven by a decrease in the Commercial MLR.

•	Consolidated Operating Expense Ratio Remained Stable at 14.6%. Consolidated operating expenses increased by $2.9 million, or 4.1%, from the prior year, primarily attributable to higher business volume and increased IT costs related to our new managed care electronic data processing system.

•	Consolidated Operating Income Increased 55.2%. The increase reflected both the 170-basis-point reduction in the consolidated loss ratio and the 4.1% rise in consolidated operating revenues.

•	Consolidated Operating Margin Broadened By 150 Basis Points, to 4.6%. The margin expansion reflects improved profitability across all of our segments.

•	Parent Company Information. As of September 30, 2010, Triple-S Management had $55.8 million in parent company cash, cash equivalents, and investments.

(Unaudited)	Pro Forma Net Income
	Three months ended		Nine months ended
(dollar amounts in millions)	September 30,		September 30,
	2010	2009	2010	2009

Pro forma net income:
Net income	$20.5	$18.1	$46.7	$40.7
Net realized investment (gains) losses, net of tax	0.3	(1.9)	0.2	1.0
Net unrealized trading investments gains, net of tax	(3.9)	(4.1)	(0.5)	(6.8)
Derivative loss (gain), net of tax	—	(0.3)	0.9	0.1

Pro forma net income	$16.9	$11.8	$47.3	$35.0

Diluted pro forma net income per share	$0.58	$0.40	$1.61	$1.17

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Nine-Month Recap
For the nine months ended September 30, 2010, consolidated operating revenues rose 7.3%, to $1.57 billion, primarily reflecting growth in the Managed Care segment. Consolidated claims incurred for the nine-month period were $1.27 billion, up 5.9% year over year. The nine-month consolidated loss ratio and MLR decreased 120 basis points, to 85.2% and 89.2%, respectively. The MLR adjusted for reserve developments, loss adjustment expenses associated to the exit activities of the Medicaid business and premiums adjustments increased 20 basis points, to 88.5%. This increase was mostly driven by lower premium yields in the Medicaid business, reflecting the absence of premium rate revisions until September 1, 2010, partially offset by lower utilization in the Medicare Advantage and Commercial businesses. Consolidated operating expenses for the nine months ended September 30, 2010, were $227.7 million and the operating expense ratio was 14.9%. Pro forma net income for the nine-month period was $47.3 million, or $1.61 per diluted share, based on weighted average shares outstanding of 29.3 million, compared with $35.0 million, or $1.17 per diluted share, based on weighted average shares outstanding of 29.7 million at the same time last year.
Segment Performance
Triple-S Management operates in three segments: 1) Managed Care, 2) Life Insurance, and 3) Property and Casualty Insurance. Management evaluates performance based primarily on the operating revenues and operating income of each segment. Operating revenues include premiums earned, net administrative service fees and net investment income. Operating costs include claims incurred and operating expenses. The Company calculates operating income or loss as operating revenues minus operating expenses. Operating margin is defined as operating gain or loss divided by operating revenues.

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(Unaudited)	Three months ended September 30,			Nine months ended September 30,
(dollar amounts in millions)			Percentage			Percentage
	2010	2009	Change	2010	2009	Change

Premiums earned, net:
Managed Care:
Commercial	$237.1	$217.3	9.1%	$715.0	$600.3	19.1%
Medicaid	92.9	89.4	3.9%	273.1	257.7	6.0%
Medicare	116.4	121.5	(4.2%)	354.6	388.6	(8.7%)

Total managed care	446.4	428.2	4.3%	1,342.7	1,246.6	7.7%

Life Insurance	26.7	24.7	8.1%	78.7	74.5	5.6%
Property and Casualty	24.5	24.4	0.4%	75.2	73.0	3.0%
Other	(1.1)	(1.0)	10.0%	(3.2)	(3.4)	(5.9%)

Total premiums earned	$496.5	$476.3	4.2%	$1,493.4	$1,390.7	7.4%

Operating revenues:
Managed Care	$462.5	$444.1	4.1%	$1,395.0	$1,294.5	7.8%
Life Insurance	31.2	28.8	8.3%	91.6	87.0	5.3%
Property and Casualty	27.1	27.4	(1.1%)	83.4	81.8	2.0%
Other	(1.3)	(1.3)	0.0%	(3.8)	(3.7)	2.7%

Total operating revenues	$519.5	$499.0	4.1%	$1,566.2	$1,459.6	7.3%

Operating income:
Managed Care	$16.4	$10.1	62.4%	$47.5	$32.1	48.0%
Life Insurance	4.6	4.0	15.0%	13.1	10.9	20.2%
Property and Casualty	2.2	0.2	1000.0%	3.3	4.4	(25.0%)
Other	0.7	1.1	(36.4%)	2.4	3.0	(20.0%)

Total operating income	$23.9	$15.4	55.2%	$66.3	$50.4	31.5%

Operating margin:
Managed Care	3.5%	2.3%	120 bp	3.4%	2.5%	90 bp
Life Insurance	14.7%	13.9%	80 bp	14.3%	12.5%	180 bp
Property and Casualty	8.1%	0.7%	740 bp	4.0%	5.4%	-140 bp
Consolidated	4.6%	3.1%	150 bp	4.2%	3.5%	70 bp

Depreciation and amortization expense	$3.6	$2.1	71.4%	$10.6	$6.4	65.6%

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	Three months ended		Nine months ended
	September 30,		September 30,
Managed Care Additional Data	2010	2009	2010	2009
(dollar amounts in millions)
Member months enrollment
Commercial:
Fully-insured	1,484,056	1,441,028	4,521,088	3,977,778
Self-funded	735,154	812,780	2,239,544	1,954,997
Total Commercial	2,219,210	2,253,808	6,760,632	5,932,775

Medicaid:
Fully-insured	1,034,749	1,011,294	3,078,288	2,997,800
Self-funded	599,648	590,117	1,782,426	1,723,568
Total Medicaid	1,634,397	1,601,411	4,860,714	4,721,368

Medicare:
Medicare Advantage	165,327	179,878	506,622	565,439
Stand-alone PDP	28,014	29,330	84,395	88,301
Total Medicare	193,341	209,208	591,017	653,740

Total member months	4,046,948	4,064,427	12,212,363	11,307,883

Claim liabilities	$296.9	$282.8 *

Days claim payable	68.7	65.0 *

Premium PMPM:
Managed care	$164.59	$160.88	$163.94	$163.40
Commercial	$159.76	$150.80	$158.15	$150.91
Medicaid	$89.78	$88.40	$88.72	$85.96
Medicare	$602.05	$580.76	$599.98	$594.43

Consolidated loss ratio	84.9%	86.6%	85.2%	86.4%

Medical loss ratio	89.0%	90.3%	89.2%	90.4%
Commercial	87.5%	89.8%	90.1%	90.8%
Medicaid	92.8%	91.1%	94.1%	89.9%
Medicare Advantage	89.8%	90.7%	83.9%	90.0%
Medicare Part D	72.2%	79.4%	75.7%	91.8%

Consolidated operating expense ratio	14.6%	14.6%	14.9%	14.6%

Operating expense ratio	10.6%	10.8%	10.9%	10.6%

*	Information provided as of June 30, 2010.

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Managed Care	As of September 30,
Membership by Segment	2010	2009

Members:
Commercial:
Fully-insured	491,535	482,579
Self-funded	246,162	263,354
Total Commercial	737,697	745,933

Medicaid:
Fully-insured	344,773	339,118
Self-funded	199,675	198,296
Total Medicaid	544,448	537,414

Medicare:
Medicare Advantage	54,890	59,472
PDP	9,300	9,818
Total Medicare	64,190	69,290

Total members	1,346,335	1,352,637
2010 EPS Guidance
Triple-S Management has modified its previous 2010 financial guidance as detailed below.

2010 Range
Medical enrollment fully-insured (member months)	9.8-9.9 million

Medical enrollment self-insured (member months)	4.7-4.8 million

Consolidated operating revenues (in billions)	$1.95-$2.0

Consolidated loss ratio	84.4%-84.8%

Medical loss ratio	88.6%-89.0%

Consolidated operating expense ratio	15.3%-15.6%

Consolidated operating income (in millions)	$86.0-$88.0

Consolidated effective tax rate	21.0%-22.0%

Pro forma earnings per share	$2.04-$2.08

Weighted average of diluted shares outstanding (in millions)	29.3

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Conference Call and Webcast
Management will host a conference call and webcast Wednesday, November 3 at 10:00 a.m. Eastern Time to discuss its financial results for the third quarter and nine months ended September 30, 2010, as well as expectations for future earnings. To participate, callers within the U.S. and Canada should dial 1-877-941-6010, and international callers should dial 1-480-629-9772 about five minutes before the presentation.
To listen to the webcast, participants should visit the “Investor Relations” section of the Company’s Web site at www.triplesmanagement.com several minutes before the event is broadcast and follow the instructions provided to ensure they have the necessary audio application downloaded and installed. This program is provided at no charge to the user. An archived version of the call, also located on the “Investor Relations” section of Triple-S Management’s Web site, will be available about two hours after the call ends and for at least the following two weeks. This news release, along with other information relating to the call, will be available on the “Investor Relations” section of the Web site.
About Triple-S Management Corporation
Triple-S Management Corporation is an independent licensee of the Blue Cross Blue Shield Association. It is one of the leading players in the managed care industry in Puerto Rico. Triple-S Management also has the exclusive right to use the Blue Cross Blue Shield name and mark throughout Puerto Rico and the U.S. Virgin Islands. With more than 50 years of experience in the industry, Triple-S Management offers a broad portfolio of managed care and related products in the Commercial and Medicare markets under the Blue Cross Blue Shield brand. We also participated in the Medicaid market up to September 30, 2010. In addition to its managed care business, Triple-S Management provides non-Blue Shield branded life and property and casualty insurance in Puerto Rico. The Company is the largest provider of life, accident, and health insurance and the fourth largest provider of property and casualty insurance in its market.
For more information about Triple-S Management, visit www.triplesmanagement.com or contact kwaller@allwayscommunicate.com.
Forward-Looking Statements
This document contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information about possible or assumed future sales, results of operations, developments, regulatory approvals or other circumstances. Sentences that include “believe”, “expect”, “plan”, “intend”, “estimate”, “anticipate”, “project”, “may”, “will”, “shall”, “should” and similar expressions, whether in the positive or negative, are intended to identify forward-looking statements.
All forward-looking statements in this news release reflect management’s current views about future events and are based on assumptions and subject to risks and uncertainties. Consequently, actual results may differ materially from those expressed here as a result of various factors, including all the risks discussed and identified in public filings with the U.S. Securities and Exchange Commission (SEC).

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In addition, the Company operates in a highly competitive, constantly changing environment, influenced by very large organizations that have resulted from business combinations, aggressive marketing and pricing practices of competitors, and regulatory oversight. The following factors, if markedly different from the Company’s planning assumptions (either individually or in combination), could cause Triple-S Management’s results to differ materially from those expressed in any forward-looking statements shared here:
•	Trends in health care costs and utilization rates

•	Ability to secure sufficient premium rate increases

•	Competitor pricing below market trends of increasing costs

•	Re-estimates of policy and contract liabilities

•	Changes in government laws and regulations of managed care, life insurance or property and casualty insurance

•	Significant acquisitions or divestitures by major competitors

•	Introduction and use of new prescription drugs and technologies

•	A downgrade in the Company’s financial strength ratings

•	Litigation or legislation targeted at managed care, life insurance or property and casualty insurance companies

•	Ability to contract with providers consistent with past practice

•	Ability to successfully implement the Company’s disease management and utilization management programs

•	Volatility in the securities markets and investment losses and defaults

•	General economic downturns, major disasters, and epidemics
This list is not exhaustive. Management believes the forward-looking statements in this release are reasonable. However, there is no assurance that the actions, events or results anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on the Company’s results of operations or financial condition. In view of these uncertainties, investors should not place undue reliance on any forward-looking statements, which are based on current expectations. In addition, forward-looking statements are based on information available the day they are made, and (other than as required by applicable law, including the securities laws of the United States) the Company does not intend to update or revise any of them in light of new information or future events.
Readers are advised to carefully review and consider the various disclosures in the Company’s SEC reports.
-FINANCIAL TABLES ATTACHED-

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Condensed Consolidated Balance Sheets
(Dollar amounts in thousands, except per share data)

	Unaudited
	September 30,	December 31,
	2010	2009
Assets
Investments	$1,164,268	$1,049,309
Cash and cash equivalents	50,679	40,376
Premium and other receivables, net	315,092	272,932
Deferred policy acquisition costs and value of business acquired	142,444	139,917
Property and equipment, net	74,170	68,803
Other assets	58,953	77,367

Total assets	$1,805,606	$1,648,704

Liabilities and Stockholders’ Equity

Policy liabilities and accruals	$813,279	$738,970
Accounts payable and accrued liabilities	191,564	204,295
Long-term borrowings	166,124	167,667

Total liabilities	1,170,967	1,110,932

Stockholders’ equity:
Common stock	29,144	29,153
Other stockholders equity	605,495	508,619

Total stockholders’ equity	634,639	537,772

Total liabilities and stockholders’ equity	$1,805,606	$1,648,704

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Condensed Consolidated Statements of Earnings
(Dollar amounts in thousands, except per share data)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	Unaudited	Historical	Unaudited	Historical
	2010	2009	2010	2009
Revenues:
Premiums earned, net	$496,511	$476,269	$1,493,449	$1,390,778
Administrative service fees	10,195	9,797	34,859	29,982
Net investment income	12,794	12,955	37,888	38,856

Total operating revenues	519,500	499,021	1,566,196	1,459,616

Net realized investment gains (losses):
Total other-than-temporary impairment losses on securities	(316)	(240)	(2,932)	(5,953)
Net realized gains, excluding other-than-temporary impairment losses on securities	3	2,390	2,673	4,751

Total net realized investment gains (losses)	(313)	2,150	(259)	(1,202)

Net unrealized investment gain on trading securities	4,611	4,860	631	8,036
Other income, net	576	67	404	392

Total revenues	524,374	506,098	1,566,972	1,466,842

Benefits and expenses:
Claims incurred	421,514	412,392	1,272,180	1,201,148
Operating expenses	74,111	71,205	227,702	208,060

Total operating costs	495,625	483,597	1,499,882	1,409,208

Interest expense	3,026	3,338	9,626	9,959

Total benefits and expenses	498,651	486,935	1,509,508	1,419,167

Income before taxes	25,723	19,163	57,464	47,675

Income tax expense	5,235	1,079	10,727	6,999

Net income	$20,488	$18,084	$46,737	$40,676

Basic net income per share	$0.70	$0.62	$1.61	$1.37

Diluted earnings per share	$0.70	$0.62	$1.60	$1.37
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Condensed Consolidated Statements of Cash Flows
(Dollar amounts in thousands, except per share data)

	For the Nine Months Ended
	September 30,
	Unaudited	Historical
	2010	2009
Net cash provided by operating activities	$87,020	$66,654

Cash flows from investing activities:
Proceeds from investments sold or matured:
Securities available for sale:
Fixed maturities sold	48,193	125,951
Fixed maturities matured	97,067	151,898
Equity securities	16,791	6,849
Securities held to maturity:
Fixed maturities matured	1,852	6,893
Acquisition of investments:
Securities available for sale:
Fixed maturities	(199,809)	(294,628)
Equity securities	(22,436)	(3,209)
Fixed maturity securities held to maturity	(1,050)	(577)
Net outflows for policy loans	(124)	(285)
Net capital expenditures	(13,678)	(14,555)

Net cash used in investing activities	(73,194)	(21,663)

Cash flows from financing activities:
Change in outstanding checks in excess of bank balances	(2,458)	(11,903)
Repayments of long-term borrowings	(1,230)	(1,230)
Repurchase and retirement of common stock	—	(22,034)
Proceeds from policyholder deposits	7,740	3,708
Surrenders of policyholder deposits	(7,575)	(4,929)

Net cash used in financing activities	(3,523)	(36,388)

Net increase in cash and cash equivalents	10,303	8,603

Cash and cash equivalents, beginning of period	40,376	46,095

Cash and cash equivalents, end of period	$50,679	$54,698

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